ONE GROUP MUTUAL FUNDS
J.P. MORGAN MUTUAL FUND TRUST
AGREEMENT AND PLAN OF REORGANIZATION
THIS AGREEMENT AND PLAN OF REORGANIZATION (Agreement)
 is made as of this 22nd day of November, 2004, by and between One Group Mutual Funds, a Massachusetts business trust (OGMF), with its principal place of business at 1111 Polaris Parkway, Suite B-2, Columbus,
 Ohio 43271, on behalf of its series, One Group Prime
Money Market Fund (Acquiring Fund), and J.P. Morgan
Mutual Fund Trust, a Massachusetts business trust
(Acquired Fund Company), with its principal place of business at 522 Fifth Avenue, New York, New York
10036, on behalf of its series, JPMorgan Liquid
Assets Money Market Fund (Acquired Fund).
WHEREAS, each of the Acquired Fund and the Acquiring
Fund is a series of an open-end, investment company of the management type registered pursuant to the Investment Company Act of 1940 (1940 Act);
WHEREAS, this Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section 368(a)(1) of the United States Internal Revenue Code of 1986, as amended (Code);
WHEREAS, the contemplated reorganization and liquidation will consist of (1) the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund to the Acquiring Fund in exchange solely for classes of shares of beneficial interest of the Acquiring
Fund (Acquiring Fund Shares) corresponding to the
 classes of outstanding shares of beneficial interest of the Acquired Fund (Acquired Fund Shares), as described herein, (2) the assumption by the Acquiring Fund of all liabilities of the Acquired
Fund, and (3) the distribution of the Acquiring Fund
 Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund, as provided herein (Reorganization), all upon the terms and conditions hereinafter set forth in this Agreement;
WHEREAS, the Acquired Fund currently owns securities
 that are substantially similar to the those in which the Acquiring Fund is permitted to invest;
WHEREAS, the Trustees of OGMF have determined, with respect to the Acquiring Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired
Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquiring Fund and that the interests of the existing shareholders of the Acquiring Fund would not be diluted as a result of this transaction; and WHEREAS, the Trustees of Acquired Fund Company have determined, with respect to the Acquired Fund, that the sale, assignment, conveyance, transfer and delivery of all of the property and assets of the Acquired Fund for Acquiring Fund Shares and the assumption of all liabilities of the Acquired Fund by the Acquiring Fund is in the best interests of the Acquired Fund and that the interests of the existing shareholders of the Acquired Fund would not be diluted as a result of this transaction;
NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:
1. TRANSFER OF ASSETS OF THE ACQUIRED FUND TO THE
ACQUIRING FUND IN EXCHANGE FOR ACQUIRING FUND
SHARES, THE ASSUMPTION OF ALL ACQUIRED FUND
LIABILITIES AND THE LIQUIDATION OF THE ACQUIRED
FUND
1.1. Subject to requisite approvals and the other terms and conditions herein set forth and on the basis of the representations and warranties contained herein, Acquired Fund Company, on behalf of the Acquired Fund, agrees to sell, assign, convey, transfer and deliver all of its property and assets, as set forth in paragraph 1.2, to the Acquiring Fund, and OGMF, on behalf of the Acquiring Fund, agrees in exchange therefor: (a) to deliver to the Acquired Fund the number of full and fractional Acquiring Fund
Shares corresponding to each class of the Acquired
Fund Shares as of the time and date set forth in paragraph 3.1, determined by dividing the value of the Acquired Funds net assets with respect to each class of the Acquired Fund (computed in the manner and as of the time and date set forth in paragraph 2.1) by the net asset value of one share of the corresponding class of Acquiring Fund Shares (computed in the manner and as of the time and date set forth in paragraph 2.2);
and (b) to assume all liabilities of the Acquired Fund, as set forth in paragraph 1.3. Such transactions shall take place on the date of the closing provided for in paragraph 3.1 (Closing Date). For purposes of this Agreement, the Agency Class shares of the Acquired Fund correspond to the Agency Class shares of the Acquiring Fund, the Institutional Class shares (to be renamed Capital Class shares) of the Acquired Fund correspond to the Capital Class shares of the Acquiring Fund, the Morgan Class shares of the Acquired Fund correspond to the Morgan Class shares of the Acquiring Fund, the Premier Class shares of the Acquired Fund correspond to the Premier Class shares of the Acquiring Fund, and the term Acquiring Fund
Shares should be read to include each such class of shares of the Acquiring Fund.
1.2. The property and assets of Acquired Fund Company attributable to the Acquired Fund and to be sold, assigned, conveyed, transferred and
delivered to and acquired by OGMF, on behalf of the Acquiring Fund, shall consist of all assets and property, including, without limitation, all rights, cash, securities, commodities and futures interests and dividends or interests receivable that are owned by the Acquired Fund and any deferred or prepaid expenses shown as an asset on the books of the Acquired Fund on the Valuation Date as defined in paragraph 2.1 (collectively, Assets).
The Acquired Fund will sell, assign, convey, transfer and deliver to the Acquiring Fund any rights, stock dividends, or other securities received by the Acquired Fund after the Closing Date as stock dividends or other distributions on or with respect to the property and assets transferred, which rights, stock dividends, and other securities shall be deemed
included in the property and assets transferred to the Acquiring Fund at the Closing Date and shall not be separately valued, in which case any such distribution that remains unpaid as of the Closing Date shall be included in the determination of the value of the assets of the Acquired Fund acquired by the Acquiring Fund.
1.3. The Acquired Fund will make reasonable efforts to discharge all of its known liabilities and obligations prior to the Valuation
Date. OGMF, on behalf of the Acquiring Fund, shall assume all of the liabilities of the Acquired Fund, whether accrued or contingent, known or unknown, existing at the Valuation
Date (collectively, Liabilities). On or as soon as practicable prior to the Closing
Date, the Acquired Fund will declare and pay to its shareholders of record one or more dividends and/or other distributions so that it will have distributed substantially all (and in no event less than 98%) of its investment company taxable income (computed without regard to any deduction for dividends paid) and realized net capital gain, if any, for the current taxable year through the Closing Date.
1.4. Immediately following the actions
contemplated by
paragraph 1.1, Acquired Fund Company shall take such actions necessary to complete the liquidation of the Acquired Fund. To complete the liquidation, Acquired Fund Company, on behalf of the Acquired Fund, shall (a) distribute to its shareholders of record with respect to each class of Acquired Fund Shares as of the Closing Date, as defined in paragraph 3.1
(Acquired Fund Shareholders), on a pro rata basis within that class, the Acquiring Fund
Shares of the corresponding class received by Acquired Fund Company, on behalf of the Acquired
Fund, pursuant to paragraph 1.1 and (b)
completely liquidate.  Such liquidation shall
 be
accomplished, with respect to each class of Acquired Fund Shares, by the transfer of the corresponding Acquiring Fund Shares then credited to the account of the Acquired Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Acquired Fund Shareholders.
The aggregate net asset value of each
class of Acquiring Fund Shares to be so
credited to the corresponding class of Acquired
Fund Shareholders shall, with respect to each class, be equal to the aggregate net asset
value of the Acquired Fund Shares of the corresponding class owned by Acquired Fund
Shareholders
on the Closing Date.  All issued and
outstanding Acquired Fund Shares will
 be canceled on
the books of the Acquired Fund.  The Acquiring
 Fund shall not issue certificates representing any class of Acquiring Fund Shares in connection with such exchange.
1.5. Ownership of Acquiring Fund Shares
will be shown
on the books of the Acquiring Funds
transfer agent.
1.6. Any reporting responsibility of the Acquired Fund, including, but not limited to, the responsibility for filing regulatory reports, tax returns, or other documents with the Securities and Exchange Commission (Commission),
any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Acquired Fund.
2. VALUATION
2.1. The value of the Assets shall be determined as
of the time for calculation of the net asset value of the Acquired Fund as set forth in its then-current prospectus, and after the declaration of any dividends by the Acquired Fund, on the Closing Date (such time and date being hereinafter called the Valuation Date), computed using the valuation procedures set forth in the then-current prospectus and statement of additional information, as supplemented, with respect to the Acquired Fund and valuation procedures established by Acquired
Fund Companys Board of Trustees.  All


computations of value shall be made by JPMorgan
Chase Bank, N.A., in its capacity as
fund accountant for the Acquired Fund.
2.2. The net asset value per share of each class of Acquiring Fund Shares shall be determined to the nearest full cent as of the time for calculation of the net asset value of the Acquiring Fund as set forth in its then-current prospectus on the Closing Date, using the valuation procedures set forth in the then-current prospectus and statement of additional information, as supplemented, with respect to the Acquiring Fund and valuation procedures established by OGMFs Board of Trustees.
All computations of value shall be made by J.P.
 Morgan Investor Services Co., in its capacity as fund accountant for the Acquiring Fund.
2.3. The number of Acquiring Fund Shares of each class to be issued in exchange for the Assets shall be determined with respect to each such class by dividing the value of the net assets with respect to each class of Acquired Fund
Shares, determined using the same valuation procedures referred to in paragraph 2.1, by the net asset value of an Acquiring Fund
Share of the corresponding class, determined using the same valuation procedures referred to in paragraph 2.2.
3. CLOSING AND CLOSING DATE
3.1. The Closing Date shall be February 18,
2005, or
such other date as the parties may agree.
All acts taking place at the closing of the transactions provided for in this Agreement
(Closing) shall be deemed to take place
simultaneously as of the close of business on the Closing Date unless otherwise agreed to by the parties. The close of business on the Closing Date shall be as of 5:00 p.m., Eastern Time. The Closing shall be held at the offices of the Acquired Fund Company or at such other time and/or place as the parties may agree.
3.2. Acquired Fund Company shall direct JPMorgan
 Chase
Bank, N.A., as custodian for the Acquired Fund
(Acquired Fund Custodian), to deliver
to OGMF, at the Closing, a certificate of an authorized officer stating that (i) the Assets of the Acquired Fund have been delivered in proper form to the Acquiring Fund within
two business days prior to or on the Closing
Date, and (ii) all necessary taxes in connection with the delivery of the Assets of the Acquired
Fund, including all applicable federal
and state stock transfer stamps, if any, have been paid or provision for payment has been made.
 The Acquired Funds portfolio securities
represented by a certificate or other
written instrument shall be presented by the Acquired Fund Custodian to JPMorgan Chase Bank,
N.A., as the custodian for the Acquiring Fund
(Acquiring Fund Custodian). Such presentation shall be made for examination no later than five
(5) business days preceding the Closing Date, and such certificates and other written instruments shall be transferred and delivered by the Acquired Fund as of the Closing Date for the account of the Acquiring Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof.
Each Acquired Funds Assets held in book-entry form with a securities depository, as defined in Rule 17f-4 of the 1940 Act, shall be transferred by the Acquired Fund Custodian to the Acquiring Fund Custodian for the account of the corresponding Acquiring Fund as of the Closing Date by book entry, in accordance with the customary practices of the
Acquired Fund Custodian and of each such securities
 depository. The cash to be transferred by the Acquired Fund shall be delivered by wire transfer of federal funds on the Closing Date.
3.3. Acquired Fund Company shall direct the transfer agent for the Acquired Fund (Transfer Agent) to deliver to OGMF at the Closing a certificate of an authorized officer stating that its records contain the name and address of each
Acquired Fund Shareholder and the number and percentage ownership of each outstanding class of Acquired Fund Shares owned by each such shareholder immediately prior to the Closing.
The Acquiring Fund shall deliver to the Secretary of the Acquired Fund a confirmation evidencing that (a) the appropriate number of Acquiring
Fund Shares have been credited to the
Acquired Funds account on the books of the Acquiring
 Fund pursuant to paragraph 1.1 prior
to the actions contemplated by paragraph 1.4 and (b)
 the appropriate number of Acquiring
Fund Shares have been credited to the accounts of the
 Acquired Fund Shareholders on
the books of the Acquiring Fund pursuant to parag raph 1.4. At the Closing each party shall deliver to the other party such bills of sale, checks, assignments, share certificates, if any, receipts or other documents as the other party or its counsel may reasonably request.
3.4. In the event that at the Valuation Date
(with respect to the Acquired Fund) or at the time of calculation of the net asset value per share of each class of Acquiring Fund Shares pursuant to paragraph 2.2 (with respect to the
Acquiring Fund) (a) the New York Stock Exchange or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund (each an Exchange) shall be closed to trading or trading thereupon shall be restricted, or (b) trading or the reporting of trading on such Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquired Fund or the Acquiring Fund is impracticable (in the judgment of the Board of Trustees of OGMF with respect to the Acquiring Fund and the
Board of Trustees of Acquired Fund Company with respect to the Acquired Fund), the Closing
Date shall be postponed until the first Friday
(that is also a business day) after the
day when trading shall have been fully resumed and reporting shall have been restored.
4. REPRESENTATIONS AND WARRANTIES
4.1. Except as has been fully disclosed to OGMF in Schedule 4.1 to this Agreement, Acquired Fund
Company, on behalf of the Acquired Fund, represents and warrants to OGMF as follows:
(a) The Acquired Fund is duly established as a series of Acquired Fund Company, which is a business trust duly organized, existing and in

good standing under the laws of the Commonwealth of Massachusetts, with power under its Declaration of Trust Incorporation, as amended (Charter), to own all of its Assets and to carry on its business as it is being conducted as of the date hereof. Acquired Fund
Company is not required to qualify as a foreign trust or association in any jurisdiction, except in any jurisdiction in which it has so qualified or in which a failure to so qualify would not have a material adverse effect.
Acquired Fund Company has all necessary federal,
 state and local authorization to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in paragraph 4.1(c). The obligations of Acquired Fund Company entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of
Acquired Fund Company personally, but bind only the assets of Acquired Fund Company and all persons dealing with any series or fund of Acquired Fund Company, such as the Acquiring Fund, must look solely to the assets of Acquired Fund
Company belonging to such series or
fund for the enforcement of any claims against Acquired Fund Company.
(b) Acquired Fund Company is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940 Act, and the registration of each class of Acquired Fund Shares under the Securities Act of 1933, as amended (1933 Act), is in full force and effect.
(c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein, except such as may be required under the 1933 Act,
 the Securities Exchange Act of 1934, as amended
(1934 Act), the 1940 Act, state securities laws and the Hart-Scott-Rodino Act.
(d) The current prospectus and statement of additional information of the Acquired Fund conforms in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the Commission thereunder and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.
(e) On the Closing Date, Acquired Fund Company, on behalf of the Acquired Fund, will have good and marketable title to the Assets and full right, power, and authority to sell, assign, convey, transfer and deliver such Assets hereunder free of any liens or other encumbrances, and upon delivery and payment for the Assets, OGMF, on behalf of the
Acquiring Fund, will acquire good and marketable title thereto, subject to no restrictions on the full transfer thereof, including such restrictions as might arise under the 1933 Act.
(f) The Acquired Fund is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of the Charter or by-laws of Acquired Fund
 Company or of any agreement, indenture, instrument, contract, lease or other undertaking to which Acquired
Fund Company, on behalf of the Acquired Fund, is a party or by which it is bound, or (ii) the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which Acquired Fund Company, on behalf of the Acquired Fund, is a party or by which it is bound.
(g) All material contracts or other commitments of the Acquired Fund (other than this Agreement, contracts listed in Schedule 4.1 and certain investment contracts, including options, futures, and forward contracts) will terminate without liability to the Acquired Fund on or prior to the Closing Date. Each contract listed in Schedule 4.1 is a valid, binding and enforceable obligation of each party thereto (assuming due authorization, execution and delivery by the other party thereto) and the assignment by the Acquired Fund to the Acquiring Fund of each such contract will not result in the termination of such contract, any breach or default thereunder or the imposition of any penalty thereunder.
(h) No litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to
 Acquired Fund Companys knowledge, threatened against Acquired Fund Company, with respect to the Acquired Fund or any of its properties or assets,
 that, if adversely determined, would
materially and adversely affect its financial condition or the conduct of its business.
Acquired

Fund Company, on behalf of the Acquired Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein
contemplated.
(i) The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net Assets,
 and Schedule of Investments of the Acquired
Fund as included in the most recentAnnual Report to Shareholders for the Acquired Fund
(the Annual Statement), have been audited by PricewaterhouseCoopers LLP, Independent
Registered Public Accounting Firm, and are in accordance with accounting principles generally accepted in the United States of America (GAAP) consistently applied, and such statements (true and correct copies of which have been furnished to OGMF) present fairly, in all material respects, the financial condition of the Acquired Fund as of the date of the Annual Statement in accordance with GAAP, and there are no known contingent, accrued or other liabilities of the Acquired Fund required to be reflected on a balance sheet
(including the notes thereto) in accordance with
 GAAP as of the date of the Annual Statement that are not disclosed therein. The Statement of Assets and Liabilities, Statements of Operations and Changes in Net Assets, and Schedule of Investments of the Acquired Fund, as included or to be included in the most recent Semi-Annual
 Report to shareholders for the Acquired Fund since the date of the Annual Statement
(the Semi-Annual Statement) (unaudited), are or will be when sent to the Acquired Fund shareholders in the regular course in accordance with GAAP consistently applied, and such statements
 (true and correct copies of which have bee n or will be furnished to OGMF) present or will present fairly, in all material respects, the financial condition of the Acquired Fund as of the date of the Semi-Annual Statement in accordance with GAAP, and all known contingent, accrued or other liabilities of the Acquired Fund required to be reflected on a balance sheet
(including the notes thereto) in accordance with GAAP as of such date are or will be disclosed therein.
(j) Since the date of the Annual Statement, there has not been any material adverse change in the Acquired Funds financial condition, assets, liabilities or business, other than changes occurring in the ordinary course of business, or any incurrence by the Acquired Fund of indebtedness, other than the incurrence of indebtedness in the ordinary course of business in accordance with the Acquired Funds investment restrictions. For the purposes of this subparagraph (j), a decline in net asset value per share of Acquired Fund Shares due to declines in market values of securities held by the Acquired Fund, the discharge of Acquired Fund liabilities, or the redemption of
Acquired Fund Shares by shareholders of the Acquired
Fund shall not constitute a material
adverse change.
(k) On the Closing Date, all federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquired Fund required by law to have been filed by such date
(including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other

taxes shown as due or required to be shown as due on
 said returns and reports shall have been paid or provision shall have been made for the payment thereof and, to the best of Acquired Fund Companys knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns.
(l) For each taxable year of its operation
(including the taxable year ending on the Closing
Date), the Acquired Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company, has elected to be treated as such, and has been (or will be) eligible to and has computed (or will compute) its federal income tax under Section 852 of the Code, and will have distributed substantially all of (i) the excess of (x) its investment income excludible from gross income under Section
 103 of the Code over (y) its deductions
disallowed under Sections 265 and 171 of the Code
(net tax-exempt income), (ii) its investment company taxable income (computed without regard to any deduction for dividends paid) and
(iii) any net capital gain (after reduction for any capital loss carryover) (as defined in the Code) that has accrued through the Closing
Date, and before the Closing Date will
have declared dividends intended to be sufficient
 to distribute all of its net tax-exempt
income, investment company taxable income and net
 capital gain for the period ending on the Closing Date.
(m) All issued and outstanding Acquired Fund Shares are, and on the Closing Date will be, duly authorized and validly and legally issued and outstanding, fully paid and non-assessable by Acquired Fund Company and will have been offered and sold in every state, territory and the District of Columbia in compliance in all material respects with applicable registration requirements of all applicable federal and state securities laws.
 All of the issued and outstanding Acquired
Fund Shares will, at the time of Closing, be held by the persons and in the amounts set forth in the records of the Transfer Agent, on behalf of the Acquired Fund, as provided in paragraph 3.3.
The Acquired Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any of the Acquired Fund Shares, nor is there outstanding a ny security convertible into any of the Acquired
Fund Shares.  The Acquired Fund will review
 its assets to ensure that at any time prior to the Closing Date its assets do not include any assets that the Acquiring Fund is not permitted, or reasonably believes to be unsuitable for it, to acquire, including without limitation any security that, prior to its acquisition by the Acquired Fund, is unsuitable for the Acquiring Fund to acquire.
(n) The execution, delivery and performance of this Agreement, and the transactions contemplated herein, have been duly authorized by all necessary corporate action on the part of the Board of Trustees of Acquired Fund Company, and by the approval of the Acquired Funds shareholders, as described in paragraph
8.1, and this Agreement constitutes a valid and binding obligation of Acquired Fund Company, on behalf of the Acquired Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles.
(o) The combined proxy statement and prospectus
(Proxy Statement) to be included in the
Registration Statement (as defined in paragraph
5.6), insofar as it relates to the Acquired Fund and the Acquired Fund Company, will from the effective date of the Registration Statement through the date of the meeting of shareholders of the Acquired Fund contemplated therein and on the Closing Date (i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not materially misleading (provided that this representation and warranty shall not apply to statements in or omissions from the Proxy Statement made in reliance upon and in conformity with information that was furnished by the Acquiring
Fund for use therein) and (ii) comply in all
 material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder. The information to be furnished by the Acquired
 Fund for use in registration statements and other documents filed or to be filed with any federal, state or local regulatory authority
(including the National Association of Securities
Dealers, Inc.), which may be necessary
in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto.
4.2. Except as has been fully disclosed to Acquired
Fund Company in Schedule 4.2 to this Agreement,
 OGMF, on behalf of the Acquiring
Fund, represents and warrants to Acquired Fund
 Company as follows:
(a) The Acquiring Fund is duly established as a series of OGMF, which is a business trust duly organized, existing, and in good standing under the laws of the Commonwealth of Massachusetts with the power under OGMFs
Declaration of Trust to own all of its properties and assets and to carry on its business as contemplated by this Agreement. OGMF is not required to qualify as a foreign trust or association in any jurisdiction, except in any jurisdiction in which it has so qualified or in which a failure to so qualify would not have a material adverse effect. OGMF has all necessary federal, state and local authorization to carry on its business as now being conducted and to fulfill the terms of this Agreement, except as set forth in paragraph 4.2(c). The obligations of OGMF entered into in the name or on behalf thereof by any of the Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of
OGMF personally, but bind only the assets of OGMF and all persons dealing with any series or fund of OGMF, such as the Acquired Fund, must look solely to the assets of OGMF belonging to such series or fund for the enforcement of any claims against OGMF.
(b) OGMF is a registered investment company classified as a management company of the open-end type, and its registration with the Commission as an investment company under the 1940
Act and the registration of each class of the Acquiring Fund Shares under the 1933 Act will be in full force and effect as of the Closing
Date.
(c) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by the Acquiring
 Fund of the transactions contemplated herein, except such as may be required under the 1933
Act, the 1934 Act, the 1940 Act, state securities laws and the Hart-Scott-Rodino Act.
(d) The current prospectus and statement of additional information of the Acquiring Fund conforms in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the
Commission thereunder and does not include any untrue
 statement of a material fact or omit to
state any material fact required to be stated therein
 or necessary to make the statements
therein, in light of the circumstances under which they
 were made, not materially misleading.
(e) The Acquiring Fund is not engaged currently, and the execution, delivery and performance of this Agreement will not result, in (i) a material violation of OGMFs Declaration of Trust or
 Code of Regulations or of any agreement, indenture, instrument, contract, lease or other undertaking to which OGMF, on behalf of the Acquiring Fund, is a party or by which it is bound, or (ii) the acceleration of any material obligation, or the imposition of any material penalty, under any agreement, indenture, instrument, contract, lease, judgment or decree to which OGMF, on behalf of the Acquiring
Fund, is a party or by which it is bound.
(f) Except as disclosed in Schedule 4.2 to this Agreement, no litigation or administrative proceeding or investigation of or before any court
or governmental body is presently pending or, to OGMFs knowledge, threatened against OGMF, with respect to the Acquiring Fund or any of the Acquiring Funds properties or assets, that, if adversely determined, would materially and adversely affect the Acquiring Funds financial condition or the conduct of its business.
  Except as disclosed in Schedule 4.2
to this Agreement, OGMF, on behalf of the Acquiring
 Fund, knows of no facts which might form the basis for the institution of such proceedings and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which
materially and adversely affects the Acquiring Funds business or its ability to consummate the transactions herein contemplated.
(g) The Statement of Assets and Liabilities,
Statements of Operations and Changes in Net Assets,
 and Schedule of Investments of the Acquiring
Fund at June 30, 2004, have been audited by PricewaterhouseCoopers LLP, Independent
Registered Public Accounting Firm, and are in accordance with accounting principles generally accepted in the United States of America (GAAP) consistently applied, and such statements (true and correct copies of which have been furnished to Acquired Fund Company) present fairly, in all material respects, the financial condition of the Acquiring Fund as of such date in accordance with GAAP, and there are no known contingent, accrued or other liabilities of the Acquiring Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date that are not disclosed therein. The
Statement of Assets and Liabilities, Statements of
Operations and Changes in Net Assets,
and Schedule of Investments of the Acquiring Fund at December 31, 2004, will be when sent to Acquiring Fund shareholders in the regular course in accordance with GAAP consistently applied, and such statements (true and correct copies of which will be furnished to Acquired
Fund Company) will present fairly, in all materia l respects, the financial condition of the Acquiring Fund as of such date in accordance with GAAP, and all known contingent, accrued or other liabilities of the Acquiring Fund required to be reflected on a balance sheet (including the notes thereto) in accordance with GAAP as of such date will be disclosed therein.
(h) Since June 30, 2004, there has not been any material adverse change in the Acquiring Funds financial condition, assets, liabilities or
business, other than changes occurring in the ordinary
 course of business, or any incurrence by the Acquiring Fund of indebtedness, other than the incurrence of indebtedness in the ordinary course of business in accordance with the Acquiring
 Funds investment restrictions.
For the purposes of this subparagraph (h), a decline in net asset value per share of Acquiring
Fund Shares due to declines in market values of securities held by the Acquiring Fund, the discharge of Acquiring Fund liabilities, or the redemption of Acquiring Fund Shares by shareholders of the Acquiring Fund shall not constitute a material adverse change.
(i) On the Closing Date, all federal and other tax returns, dividend reporting forms, and other tax-related reports of the Acquiring Fund required by law to have been filed by such date
(including any extensions) shall have been filed and are or will be correct in all material respects, and all federal and other taxes shown as due or required to be shown as due on said returns and reports shall have been paid or provision shall have been made for the payment thereof and, to the best of OGMFs knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns.
(j) For each taxable year of its operation
(including the taxable year that includes the Closing Date), the Acquiring Fund has met (or will meet) the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company, has elected to be treated as such, and has been (or will be) eligible to and has computed (or will compute) its federal income tax under Section 852 of the Code, and will have distributed substantially all of its (i) investment company taxable income (computed without regard to any deduction for dividends paid) and (ii) net capital gain (after reduction for any capital loss carryover) (as defined in the Code) for periods ending prior to the Closing Date.
(k) All of the issued and outstanding Acquiring
Fund Shares are, and on the Closing Date will be, duly authorized and validly and legally issued and outstanding, fully paid and non-assessable by OGMF and will have been offered
and sold in every state, territory and the District of Columbia in compliance in all material respects with applicable registration requirements of all applicable federal and state securities laws. The Acquiring Fund does not have outstanding any options, warrants or other rights to subscribe for or purchase any Acquiring Fund Shares, nor is there outstanding any security convertible into any Acquiring
Fund Shares.  All of the Acquiring Fund Shares to be
 issued and delivered to the Acquired Fund, for the account of the Acquired Fund
Shareholders, pursuant to this Agreement will on the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly and legally issued Acquiring fund
Shares and be fully paid and non-assessable
 by OGMF.
(l) The execution, delivery and performance of this Agreement, and the transactions contemplated herein, have been duly authorized
by all necessary action on the part of the Board of Trustees of OGMF, and this Agreement constitutes a valid and binding obligation of OGMF, on behalf of the Acquiring Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors rights and to general equity principles.
(m) The Proxy Statement to be included in the

Registration Statement, insofar as it relates to the Acquiring Fund, OGMF and the Acquiring
Fund Shares, will from the effective date of the Registration Statement through the date of the meeting of shareholders of the Acquired
Fund contemplated therein and on the Closing Date
(i) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make
 the statements therein, in light of the
circumstances under which such statements were made,
 not materially misleading (provided that this representation and warranty shall not apply to statements in or omissions from the Proxy
 Statement made in reliance upon and in
conformity with information that was furnished by the Acquired Fund for use therein) and (ii) comply in all material respects with the provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder.
  The information to be furnished by the
Acquiring Fund for use in registration statements and other documents filed or to be filed with any federal, state or local regulatory
authority (including the National Association of Securities Dealers, Inc.), which may be necessary in connection with the transactions contemplated hereby, shall be accurate and complete in all material respects and shall comply in all material respects with federal securities and other laws and regulations thereunder applicable thereto.
5. COVENANTS
Acquired Fund Company, on behalf of the
Acquired Fund,
and OGMF, on behalf of the Acquiring Fund, respectively, hereby further covenant as follows:
5.1. The Acquired Fund and the Acquiring Fund each

 will operate its business in the ordinary course between the date hereof and the Closing
Date, it being understood that such ordinary course of business will include the declaration and payment of customary dividends and distributions, and any other distribution that may be advisable.
5.2. Acquired Fund Company will call a
meeting
of the shareholders of the Acquired Fund to consider and act upon this Agreement and to take all other action necessary to obtain approval of the transactions contemplated herein.
5.3. The Acquired Fund covenants that the
Acquiring
Fund Shares to be issued hereunder are not being acquired for the purpose of making any distribution thereof, other than in accordance with the terms of this Agreement.
5.4. The Acquired Fund will assist the
Acquiring
Fund in obtaining such information as the
 Acquiring Fund reasonably requests concerning the beneficial ownership of the Acquired Fund
 Shares.
5.5. Subject to the provisions of this
Agreement,
each of the Acquiring Fund and the Acquired
Fund covenant to take, or cause to be
taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.
5.6. OGMF shall prepare and file a Registration
Statement on Form N-14 in compliance with the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations thereunder withrespect to the Reorganization (Registration Statement).
 The Acquired Fund will provide
to the Acquiring Fund such information regarding the Acquired Fund as may be reasonably necessary for the preparation of the Registration Statement.
5.7. Each of the Acquiring Fund and the
Acquired Fund covenant to use its reasonable
 best efforts to fulfill or obtain the fulfillment of the conditions precedent to effect the transactions contemplated by this Agreement as promptly as practicable.

5.8. Acquired Fund Company, on behalf of the Acquired Fund, covenants that it will, from time to time, as and when reasonably requested by OGMF, execute and deliver or cause to be executed and delivered all such assignments and other instruments and will take or cause to be taken such further action as OGMF, on behalf of the Acquiring Fund, may reasonably deem necessary or desirable in order to vest in and confirm (a) Acquired Fund Companys title to and possession of the Acquiring Fund Shares to be delivered hereunder and (b) OGMFs title to and possession of all the Assets and otherwise to carry out the intent and purpose of this Agreement.
5.9. The Acquiring Fund covenants to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act and such of the state blue sky or securities laws as may be necessary in order to continue its operations after the Closing
 Date.
5.10. The Acquiring Fund shall not change its Declaration of Trust, prospectus or statement of additional information prior to Closing so as to restrict permitted investments for the
Acquiring Fund prior to Closing, except as required by the Commission.
6. CONDITIONS PRECEDENT TO OBLIGATIONS OF
ACQUIRED
 FUND
The obligations of Acquired Fund Company, on behalf of the Acquired Fund, to consummate the transactions provided for herein shall be subject, at Acquired Fund Companys election, to the performance by OGMF, on behalf of the Acquiring Fund, of all the obligations to be performed by it hereunder on or before the Closing Date, and, in addition thereto, the following further conditions:
6.1. All representations and warranties of OGMF, on behalf of the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing
Date.
6.2. OGMF, on behalf of the Acquiring Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by OGMF, on behalf of the Acquiring Fund, on or before the Closing Date.
6.3. OGMF shall have executed and delivered an assumption of the Liabilities and all such other agreements and instruments as Acquired
 Fund Company may reasonably deem necessary or desirable in order to vest in and confirm (a)
Acquired Fund Companys title to and possession of the Acquiring Fund Shares to be delivered hereunder and (b) OGMFs assumption of all of the Liabilities and otherwise to carry out the intent and purpose of this Agreement.
6.4. OGMF, on behalf of the Acquiring Fund, shall have delivered to the Acquired Fund a certificate executed in the name of OGMF, on behalf of the Acquiring Fund, by OGMFs President or Vice
President and its Treasurer or
 Assistant Treasurer, in a form reasonably satisfactory to Acquired Fund Company and dated as of the Closing Date, as to the matters set forth in paragraphs 6.1 and 6.2 and as to such other matters as Acquired Fund Company shall reasonably request.
6.5. The Acquired Fund and the Acquiring Fund shall have agreed on the number of full and fractional
Acquiring Fund Shares to be issued in
connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.
7. CONDITIONS PRECEDENT TO OBLIGATIONS OF ACQUIRING
 FUND
The obligations of OGMF, on behalf of the Acquiring Fund, to consummate the transactions provided for herein shall be subject, at OGMFs election, to the performance by Acquired Fund
Company, on behalf of the Acquired Fund, of
 all of the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, the following further conditions:
7.1. All representations and warranties of Acquired
Fund Company, on behalf of the Acquired Fund,
 contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this

Agreement, as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.
7.2. Acquired Fund Company, on behalf of the Acquired Fund, shall have performed all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by Acquired Fund Company, on behalf of the Acquired Fund, on or before the Closing Date.
7.3. Acquired Fund Company shall have delivered to the Acquiring Fund a statement of the Assets and Liabilities, as of the Closing Date, including a schedule of investments, certified by the Treasurer of Acquired Fund Company.
Acquired Fund Company shall have executed and delivered all such assignments and other instruments of transfer as OGMF may reasonably deem necessary or desirable in order to vest in and confirm (a) Acquired Fund Companys title to and possession of the Acquiring
Fund Shares to be delivered hereunder and (b)
OGMFs title to and possession of all the Assets and otherwise to carry out the intent and purpose of this Agreement.
7.4. Acquired Fund Company, on behalf of the Acquired Fund, shall have delivered to OGMF a certificate executed in the name of Acquired
Fund Company, on behalf of the Acquired Fund, by Acquired Fund Companys President or Vice
President and its Treasurer or Assistant
Treasurer, in a form reasonably satisfactory to OGMF and dated as of the Closing Date, as to the matters set forth in paragraphs 7.1 and
 7.2 and as to such other matters as OGMF shall reasonably request.
7.5. The Acquired Fund and the Acquiring Fund shall have agreed on the number of full and fractional Acquiring Fund Shares to be issued in connection with the Reorganization after such number has been calculated in accordance with paragraph 1.1.
8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS
OF ACQUIRING FUND AND ACQUIRED FUND
If any of the conditions set forth below have not been satisfied on or before the Closing Date with respect to Acquired Fund Company, on behalf of the Acquired Fund, or OGMF, on behalf of the Acquiring Fund, the other party to this Agreement shall be entitled, at its option, to refuse to consummate the transactions contemplated by this Agreement:
8.1. This Agreement and the transactions

contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provision of the Charter and by-laws of Acquired Fund Company, applicable state law and the 1940 Act, and certified copies of the resolutions evidencing such approval shall have been delivered to the Acquiring Fund.
 Notwithstanding anything herein to the contrary, neither OGMF nor Acquired Fund Company may waive the condition set forth in this paragraph 8.1.

8.2. On the Closing Date no action, suit or other proceeding shall be pending or, to OGMFs or to Acquired Fund Companys knowledge, threatened before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.
8.3. All consents of other parties and all other
consents, orders and permits of federal,
 state and local regulatory authorities deemed necessary by OGMF or Acquired Fund Company to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring
Fund or the Acquired Fund, provided that either party hereto may for itself waive any of such conditions.
8.4. The Registration Statement shall have become effective under the 1933 Act and no stop orders suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.
8.5. The parties shall have received the opinion of Dechert LLP dated the Closing Date, substantially to the effect that, based upon certain facts, assumptions, and representations made by Acquired Fund Company, on behalf of the Acquired Fund, OGMF, on behalf of the Acquiring
Fund, and their respective authorized
officers, (i) the transaction contemplated by this
 Agreement will constitute a
reorganization within the meaning of
Section 368(a) of the Code, and the Acquiring Fund and the
Acquired Fund will each be a party to a reorganization within the meaning of Section
368(b) of the Code; (ii) no gain or loss will be recognized by the Acquiring Fund upon receipt of the Assets in exchange for the Acquiring
Fund Shares and the assumption by the Acquiring
Fund of the Liabilities; (iii) the basis in the hands of the Acquiring Fund in the Assets will be the same as the basis of the Acquired
Fund in the Assets immediately prior to the transfer thereof; (iv) the holding periods of the Assets in the hands of the Acquiring Fund will include the periods during which the Assets were held by the Acquired Fund; (v) no
gain or loss will be recognized by the Acquired
 Fund upon the transfer of the Assets
to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of all of the Liabilities, or
 upon the distribution of the Acquiring Fund Shares by the Acquired Fund to its shareholders in liquidation; (vi) no gain or loss will be recognized by the Acquired Fund shareholders upon the exchange of their Acquired Fund Shares for the Acquiring Fund Shares; (vii) the aggregate basis of the Acquiring Fund Shares that each Acquired Fund shareholder receives in connection with the transaction will be the same as the aggregate basis of his or her Acquired
Fund Shares exchanged therefor; (viii)
 an Acquired Fund shareholders holding period for his or her Acquiring Fund Shares will be determined by including the period for which he or she held the Acquired Fund Shares exchanged therefore, provide that he or she held such Acquired Fund Shares as capital assets;
and (ix) the Acquiring Fund will succeed to, and
 take into account (subject to the
conditions and limitations specified in Sections
381, 382, 383, and 384 of the Code and the Regulations thereunder) the items of the Acquired
Fund described in Section 381(c) of the Code.
 The opinion will not address whether gain or loss will be recognized with respect to any contracts subject to Section 1256 of the Code in connection with the reorganization. The delivery of such opinion is conditioned upon receipt by Dechert LLP of representations it shall request of OGMF and Acquired Fund Company.
 Notwithstanding anything herein to
 the contrary, neither OGMF nor Acquired Fund Company may waive the condition set forth in this paragraph 8.5.
8.6. OGMF shall have received the opinion of Sullivan & Cromwell dated the Closing Date (subject to customary assumptions, qualifications and limitations and in form and substance reasonably acceptable to OGMF) substantially
to the effect that, based upon certain facts and certifications made by Acquired Fund Company, on behalf of the Acquired Fund, and its authorized officers, (a) Acquired Fund Company is a business trust duly organized and validly existing under the laws of the Commonwealth of Massachusetts and authorized to exercise all of the powers recited in its Charter under the laws of the Commonwealth of
Massachusetts, and the Acquired Fund is a series of Acquired Fund Company; (b) assuming the due authorization, execution and deliver of this
 Agreement by OGMF on behalf of the Acquiring Fund, this Agreement constitutes a valid and legally binding obligation of Acquired Fund
Company, on behalf of the
Acquired Fund, enforceable against the
Acquired Fund in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles; provided that such counsel shall be entitled to state that it expresses no opinion with respect to the validity, binding effect or enforceability of any contractual provisions purporting to provide indemnification of any person for any claims, damages, liabilities or expenses which may be limited by any applicable Federal or state securities laws; (c) all actions required to be taken by Acquired Fund Company, on behalf of the Acquired Fund, to authorize the Agreement and to effect the transactions contemplated thereby have been duly authorized by all necessary action on the part of Acquired Fund
Company; (d) the execution and delivery by Acquired Fund Company of this Agreement did not, and the performance by Acquired Fund Company, on behalf of the Acquired Fund, of its obligations under this Agreement will not, violate Acquired Fund Companys Charter or by-laws;
 provided, however, that such counsel shall be entitled to state that it expresses no opinion with respect to Federal or state securities laws, other antifraud laws and fraudulent transfer laws; and provided, further, that insofar as the performance by Acquired Fund
Company, on behalf of the Acquired Fund, of its obligations under this Agreement is concerned, such counsel shall be entitled to state that it expresses no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of
general applicability relating to or affecting creditors rights and to general equity principles; and (e) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by
Acquired Fund, on behalf of the Acquired Fund, of the transactions contemplated by this
Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and state securities laws. With respect to all matters of Massachusetts law, such counsel shall be entitled to state that, with the approval of the Acquiring Fund, they have
relied upon the opinion of Massachusetts counsel, and that its opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Massachusetts counsel. Such opinion also shall include such other matters incident to the transactions contemplated by this Agreement as the Acquiring Fund may reasonably request.
8.7. Acquired Fund Company shall have received the opinion of Ropes & Gray LLP dated the Closing
 Date (subject to customary assumptions,
 qualifications and limitations and in form and substance reasonably acceptable to
 Acquired Fund Company) substantially to the effect that, based upon certain facts and certifications made by OGMF, on behalf of the Acquiring Fund, and its authorized officers, (a) OGMF is a business trust duly organized and validly existing under the laws of the Commonwealth of
 Massachusetts and authorized to exercise all of the powers recited in its Declaration of Trust under the laws of the Commonwealth of Massachusetts, and the Acquiring Fund is a series of OGMF; (b) the Acquiring Fund Shares are duly authorized and, upon delivery to Acquired
Fund Company, on behalf of the Acquired Fund pursuant
 to this Agreement, will be validly
issued, fully paid and non-assessable by OGMF, except
 to the extent that shareholders may be
held personally liable for the obligations of OGMF and the Acquiring Fund under the laws of the Commonwealth of Massachusetts; (c) assuming the due authorization, execution and
deliver of this Agreement by Acquired Fund
Company on behalf of the Acquired Fund, this Agreement constitutes a valid and legally binding obligation of OGMF, on behalf of the Acquiring Fund, enforceable against the Acquiring
 Fund in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles; provided that such counsel shall be entitled to state that it expresses no opinion with respect to the validity, binding effect or enforceability of any contractual provisions purporting to provide indemnification of any person for any claims, damages, liabilities or expenses which may be limited by any applicable
Federal or state securities laws; (d) all actions required to be taken by OGMF, on behalf of the Acquiring Fund, to authorize the Agreement and to effect the transactions contemplated thereby have been duly authorized by all necessary action on the part of OGMF; (e) the execution and delivery by OGMF of this Agreement did not, and the performance by OGMF, on behalf of the Acquiring
Fund, of its obligations under the Agreement will not, violate OGMFs Declaration of Trust or Code of Regulations; provided, however, that such counsel shall be entitled to state that it expresses no opinion with respect to Federal or state securities laws, other antifraud laws and fraudulent transfer laws; and provided, further, that insofar as the performance by OGMF, on behalf of the Acquiring Fund, of its obligations under the Agreement is
concerned, such counsel shall be entitled to state that it expresses no opinion as to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles; and (f) to the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by OGMF, on behalf of the Acquiring Fund, of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act and state
securities laws. Such opinion also shall include such other matters incident to the transactions contemplated by this Agreement as the Acquired Fund may reasonably request.
8.8. The Assets will include no assets which the Acquiring Fund, by reason of limitations contained in its Declaration of Trust or of investment restrictions disclosed in its current prospectus and statement of additional information, as supplemented, in effect on the Closing Date, may not properly acquire.
9. INDEMNIFICATION
9.1. OGMF, out of the Acquiring Funds assets and property (including any amounts paid to the Acquiring
 Fund pursuant to any applicable liability insurance policies or indemnification agreements) agrees to indemnify and hold harmless Acquired Fund Company and its Trustees and officers from and against any and all losses, claims, damages, liabilities or expenses (including, without limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquired Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Acquiring Fund of any of its representations, warranties, covenants or agreements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by OGMF or its Trustees or officers prior to the Closing Date, provided that such indemnification by OGMF (or the Acquiring Fund) is not
(i) in violation of any applicable law or (ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.
9.2. Acquired Fund Company, out of the
Acquired Funds assets and property including (including any
 amounts paid to the Acquired
Fund pursuant to any applicable liability insurance policies or indemnification agreements)
agrees to indemnify and hold harmless OGMF and its Trustees and officers from and against any and all losses, claims, damages, liabilities or expenses
 (including, without
limitation, the payment of reasonable legal fees and reasonable costs of investigation) to which the Acquiring Fund may become subject, insofar as such loss, claim, damage, liability or expense (or actions with respect thereto) arises out of or is based on (a) any breach by the Acquired Fund of any of its representations, warranties, covenants or agr eements set forth in this Agreement or (b) any act, error, omission, neglect, misstatement, materially misleading statement, breach of duty or other act wrongfully done or attempted to be committed by Acquired Fund Company or its Trustees or officers prior to the Closing Date, provided that such indemnification by Acquired
Fund Company (or the Acquired Fund) is
not (i) in violation of any applicable law or
(ii) otherwise prohibited as a result of any applicable order or decree issued by any governing regulatory authority or court of competent jurisdiction.
10. BROKERAGE FEES AND EXPENSES
10.1. OGMF, on behalf of the Acquiring Fund, and Acquired Fund Company, on behalf of the Acquired Fund, represent and warrant to each other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.
10.2. The expenses relating to the Reorganization will be borne by Banc One Investment Advisors
Corporation and J.P. Morgan Investment
Management Inc.  The costs of the Reorganization
 shall include, but not be limited
to, costs associated with obtaining any necessary order of exemption from the 1940 Act, preparation and filing of the Registration Statement and printing and distribution of the Proxy Statement, legal fees, accounting fees, securities registration fees, and expenses of holding a shareholders meeting pursuant to paragraph
5.2.  Notwithstanding any of the foregoing,
 expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a regulated investment company within the meaning of Section
851 of the Code.
11. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES
11.1. OGMF and Acquired Fund Company agree that neither party has made any representation, warranty or covenant, on behalf of either the Acquiring Fund or the Acquired Fund, respectively, not set forth herein and that
this Agreement constitutes the entire agreement between the parties.
11.2. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.
 The covenants to be performed after the Closing and the obligations of each of the Acquired
Fund and Acquiring Fund in Section 9 shall survive
 the Closing.
12. TERMINATION
This Agreement may be terminated and the transactions contemplated hereby may be abandoned by resolution of the either the Board of Trustees of OGMF or the Board of Trustees of Acquired Fund
Company, at any time prior to the
Closing Date, if circumstances should develop that,
 in the opinion of that Board, make
proceeding with the Agreement inadvisable with respect to the Acquiring Fund or the Acquired
 Fund, respectively.
13. AMENDMENTS
This Agreement may be amended, modified or supplemented in such manner as may be deemed necessary or advisable by the authorized officers of Acquired Fund Company and OGMF.
14. NOTICES
Any notice, report, statement or demand required
 or permitted by any provisions of this Agreement shall be in writing and shall be given by facsimile, electronic delivery (i.e., e-mail) personal service or prepaid or certified mail addressed as follows:
If to OGMF, at the address of OGMF set forth in
 the preamble to this Agreement, in each case to the attention of Scott E. Richter and with a copy to Ropes & Gray LLP, 700 12th Street, NW,
 Washington, DC 20005, attn.: Alan G. Priest;
If to Acquired Fund Company, at the address of Acquired Fund Company set forth in the preamble to this Agreement, in each case to the attention of Nina O. Shenker and with a copy to
 Sullivan & Cromwell LLP, 125 Broad Street,
New York, NY 10004, attn.: John E. Baumgardner, Jr.
15. HEADINGS; GOVERNING LAW; SEVERABILITY; ASSIGNMENT;
 LIMITATION OF LIABILITY; RULE 145
15.1. The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
15.2. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.
15.3. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.
15.4. Pursuant to Rule 145 under the 1933 Act, the
Acquired Fund will, in connection with the issuance of any Acquiring Fund Shares to any person who at the time of the transaction contemplated hereby is deemed to be an affiliate of a party to the transaction pursuant to Rule 145(c), cause to be affixed upon the certificates issued to such person (if any) a legend as follows:
THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE

SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT
 BE SOLD OR OTHERWISE TRANSFERRED EXCEPT TO ONE GROUP
PRIME MONEY MARKET FUND OR ITS PRINCIPAL
UNDERWRITER UNLESS (i) A REGISTRATION STATEMENT
WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES
 ACT OF 1933, AS AMENDED, OR (ii)
 IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY
TO ONE GROUP PRIME MONEY MARKET FUND, SUCH
REGISTRATION IS NOT REQUIRED;


[Remainder of Page Intentionally Left Blank]

and, further, the Acquired Fund will issue stop transfer instructions to its transfer agent with respect to such Acquired Fund Shares.
IN WITNESS WHEREOF, each of the parties hereto has
 caused this Agreement to be executed by its President or any Vice President.
ONE GROUP MUTUAL FUNDS,
on behalf of its series,
One Group Prime Money Market Fund
J.P. MORGAN MUTUAL FUND TRUST
on behalf of its series,
JPMorgan Liquid Assets Money Market Fund

By: 		By:
Name:	Name:
Title:	Title:
With respect to paragraph 10.2 of this
Agreement, Accepted and Acknowledged by:
J.P. Morgan Investment Management Inc.
Banc One Investment Advisors Corporation
By:			By:
Name:	Name:
Title:	Title:


Schedule 4.1

None.



Schedule 4.2

One Group Mutual Funds is named as a defendant in the following complaints:

Consolidated Amended Fund Derivative Complaint,
Williams, et al. v. Bank One Corp., et al., filed in the United States District Court for the District of Maryland on September 29, 2004, MDL Docket
No. 1586, Civil No. 04-cv-00832 D.
Md.; and

Consolidated Amended Class Action Complaint,
Robinson v. One Group International Equity Index Fund, et al., filed in the United States
District Court for the District of Maryland on September 29, 2004, Civil Action no. 04cv00629.

We also bring your attention to the disclosure in sections of the current prospectuses that constitute a part of the registration statement of One Group Mutual Funds entitled Legal Proceedings and
Additional Fee and Expense Information.
There may be additional regulatory and other proceedings against Banc One Investment
Advisors and its affiliates that, if adversely decided, may have a material adverse effect on One Group Mutual Funds.








5




278980.1.03 04/29/05 11:13 AM


- 21 -

272439.7.DC_03